EXHIBIT 24.1

POWERS OF ATTORNEY OF URS CORPORATION’S DIRECTORS AND OFFICERS

Each person whose signature appears below hereby constitutes and appoints any one of H. THOMAS HICKS and REED N. BRIMHALL, each with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for fiscal year ended December 31, 2010 of URS Corporation, and any or all amendments thereto, and to file the same with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all extents and purposes as he or she might or could do in person, thereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in separate counterparts.

Dated: February 28, 2011

/s/ Armen Der Marderosian	/s/ Joseph W. Ralston
Armen Der Marderosian	Joseph W. Ralston
Director	Director

/s/ Mickey P. Foret	/s/ John D. Roach
Mickey P. Foret	John D. Roach
Director	Director

/s/ William H. Frist	/s/ Sabrina L. Simmons
William H. Frist	Sabrina L. Simmons
Director	Director

/s/ Lydia H. Kennard	/s/ Douglas W. Stotlar
Lydia H. Kennard	Douglas W. Stotlar
Director	Director

/s/ Donald R. Knauss	/s/ William P. Sullivan
Donald R. Knauss	William P. Sullivan
Director	Director

/s/ Martin M. Koffel	/s/ William D. Walsh
Martin M. Koffel	William D. Walsh
Director	Director

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